Exhibit 99.1

November 15, 2023

USD Partners LP Announces Suspended NYSE Trading, Anticipates Trading Will Begin On the OTC Exchange Effective November 16, 2023

Houston, TX – USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that the Partnership received notification from the New York Stock Exchange (the “NYSE”) that the NYSE will suspend trading of, and commence proceedings to delist, the Partnership’s common units, effective at the open of business eastern standard time on November 16, 2023. The determination was made in connection with the Partnership’s non-compliance with an NYSE listing requirement necessitating an average market capitalization of at least $15 million over a consecutive 30 trading-day period. The Partnership has 10 business days to determine whether to appeal the NYSE’s delisting determination.

The suspension and delisting determination do not affect the Partnership’s business, nor do they conflict with or cause an event of default under the Partnership’s Credit Agreement.

The Partnership anticipates that its common units will begin trading in the OTC Pink Market on November 16, 2023 under the ticker symbol USDP. Existing unitholders of USDP will find the common units quoted on the OTC Pink Market without any further action needed. For quotes or additional information on the OTC Pink Market, please visit otcmarkets.com

About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USD”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies, refiners and marketers. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.

USD, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USD’s solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USD is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com. Information on websites referenced in this release is not part of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding whether the Partnership will seek to appeal the NYSE’s delisting determination; whether the Partnership will regain compliance with the NYSE’s listing standards; the timing of any process involving the continued listing or any delisting of the common units; the timing and nature of any trading of the Partnership’s common units on the OTC Pink Market. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “projects,” “anticipates,” “subject to” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests, market conditions, and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the Partnership’s decision whether to appeal the delisting determination, equity market conditions and those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The Partnership provides no assurance with respect to whether any market for the common units will develop, any price at which the common units may trade, and whether investors or brokers are able to hold the common units once quoted on the OTC Pink Market. Investors are cautioned that trading securities quoted on the OTC Pink Market is more limited and subject to additional restrictions than trading securities listed on a national securities exchange and are advised to consult their own brokers or advisors.

Investor Relations Contacts:
Adam Altsuler
Executive Vice President, Chief Financial Officer
(281) 291-3995
aaltsuer@usdg.com

Jennifer Waller
Sr. Director, Financial Reporting and Investor Relations
(832) 991-8383
jwaller@usdg.com